UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hycroft Mining Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	82-2657796 (I.R.S. Employer Identification Number)

8181 E. Tufts Ave, Suite 510
Denver, Colorado 80237
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $10.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-248516

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Hycroft Mining Holding Corporation (the “Registrant”) hereby incorporates by reference the description of the warrants to be registered hereunder contained under the heading “Description of Securities— Description of Warrants Included in the Units” in the Registrant’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2020 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Prospectus”), in connection with the (i) Registration Statement on Form S-1 (File No. 333-248516 ), as originally filed with the Commission on September 1, 2020, as subsequently amended and (ii) Registration Statement on Form S-1MEF (File No. 333-249250), as filed with the Commission on October 2, 2020.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2020).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2020).

4.1	Warrant Agreement dated October 6, 2020, by and between Registrant and Continental Stock Transfer & Trust Company, and Form of Warrant included as Exhibit A to such Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 6, 2020).

4.2	Warrant Agreement, dated as of October 22, 2015, by and between Hycroft Mining Corporation, Computershare Inc. and its wholly owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent (Incorporated by reference to Exhibit 10.11 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

4.3	Warrant Agreement, dated February 7, 2018, by and between Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HYCROFT MINING HOLDING CORPORATION

Dated: January 19, 2021

	By:	/s/ Stanton Rideout
Stanton Rideout
Executive Vice President and Chief Financial Officer